UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2013

Guidewire Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35394	36-4468504
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 East Hillsdale Blvd., Suite 800

Foster City, CA 94404

(Address of principal executive offices, including zip code)

(650) 357-9100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On May 28, 2013, Guidewire Software, Inc. (the “Company”) held its third quarter fiscal 2013 financial results conference call for its quarter ended April 30, 2013. During that call, the Company issued its outlook for, among other things, full year FY’13 non-GAAP net income. Such outlook was stated to be in the range of $28.4 million to $29.1 million, or $0.46 to $0.47 per share, based on a fully diluted share count of 62.0 million shares. Upon further review, the Company intended such outlook for full year FY’13 non-GAAP net income to be a range of $31.2 million to $31.9 million, or $0.50 to $0.51 per share, based on a fully diluted share count of 62.0 million shares. The Company has no other changes to the fourth quarter or full year guidance provided.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2013

GUIDEWIRE SOFTWARE, INC.

By:	/s/ Karen Blasing
Karen Blasing
Chief Financial Officer